UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 30, 2015

AMERICAN MIDSTREAM PARTNERS, LP
(Exact name of registrant as specified in its charter)

Delaware	001-35257	27-0855785
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1400 16th Street, Suite 310 Denver, Colorado		80202
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (720) 457-6060
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.
On March 30, 2015, American Midstream Partners, LP (the “Partnership”) entered into a Series A-2 Convertible Preferred Unit Purchase Agreement (the “Series A-2 Unit Purchase Agreement”) with Magnolia Infrastructure Partners, LLC (an affiliate of High Point Infrastructure Partners, LLC ("HPIP")) pursuant to which the Partnership issued in a private placement newly-designated Series A-2 Units (the “Series A-2 Units”) representing limited partnership interests in the Partnership for approximately $20 million in aggregate proceeds (the “Series A-2 Issuance”). The Series A-2 Units were issued in a private placement in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) thereof and the safe harbor provided by Rule 506 of Regulation D promulgated thereunder. The conflicts committee of the Partnership’s general partner’s Board of Directors approved the issuance of the Series A-2 Units and the transactions contemplated thereby.
The Series A-2 Units were created pursuant to the Fourth Amendment (the “LP Amendment”) to the Fourth Amended and Restated Agreement of Limited Partnership of American Midstream Partners, LP (“Fourth Amended and Restated Partnership Agreement”) which is filed as Exhibit 3.1 hereto. The LP Amendment renamed the existing Series A Units as Series A-1 Units. The Series A-1 Units and the Series A-2 Units are collectively referred to as the Series A Preferred Units.
Series A Preferred Units will have the right to receive cumulative distributions, prior to any other distributions made in respect of any other partnership interests (the “Series A Quarterly Distribution”) in the amounts described herein. Through and including the quarter ending immediately prior to the Coupon Conversion Quarter (as defined below) (such Series A Quarterly Distribution, the “Pre-Conversion Distribution”), the Series A Quarterly Distribution on each outstanding Series A Preferred Unit shall be a number of Series A PIK Units (as defined below) equal to the Series A Second PIK payment amount (as defined below). In our general partner’s discretion, the pre-conversion distribution may instead be paid as either (i) a number of units equal to the Series A PIK payment amount (as defined below) and $0.25 in cash or (ii) an amount in cash equal to the greater of (a) $0.50 in cash and (y) the Series A Distribution Amount (as defined below). With respect to the Coupon Conversion Quarter and all quarters thereafter, the Series A Quarterly Distributions shall be paid entirely in cash at the Series A Distribution Rate (as defined below). If all or any portion of a Series A Quarterly Distribution is to be paid in cash, then the aggregate amount of such cash to be so distributed in respect of the Series A Preferred Units outstanding shall be paid out of available cash prior to making any distribution to our general partner, common unitholders, or Series B unitholders. To the extent that any portion of a Series A Quarterly Distribution to be paid in cash with respect to any quarter exceeds the amount of Available Cash (as defined in the Partnership Agreement) for such quarter, an amount of cash equal to the Available Cash for such quarter will be paid to the Series A Preferred unitholders pro rata and the balance of such Series A Quarterly Distribution shall be unpaid and shall constitute an arrearage (the “Series A Arrearage”) and accrue interest.
Coupon Conversion Quarter is defined as the earlier of (1) the quarter beginning April 1, 2016 and (2) the date on which common units representing limited partner interest in the Partnership ("Common Units") are issued in respect of a written notice to the Partnership stating that a Series A Preferred Unitholder elects to convert Series A Preferred Units into Common Units.
Series A PIK Units are defined as additional Series A Preferred Units issued in kind as a distribution to holders of Series A Preferred Units.
We define the Series A PIK Payment Amount as a number of Series A PIK Units equal to (i) the greater of (x) $0.25 and (y) the Series A Distribution Amount less $0.25 divided by (ii) the Series A Issue Price, as it may be adjusted from time to time pursuant to the Partnership Agreement. We define the Series A Adjusted Issue Price as (i) the Series A Issue Price (or $17.50), divided by (ii) the Series A Conversion Rate, which is currently 1:1. We define the Series A Second PIK Payment Amount as a number of Series A PIK Units equal to (i) the greater of (x) $0.50 and (y) the Series A Distribution Amount divided by (ii) the Series A Issue Price, as it may be adjusted from time to time pursuant to our Partnership agreement. We define the Series A Distribution Amount as the cash distribution for the relevant quarter that each Series A Preferred Unit would have received on an as-converted basis if such Series A Preferred Unit had converted immediately prior to the beginning of such quarter.
We define Series A Distribution Rate as an amount per quarter per Series A Preferred Unit payable in arrears equal to the greater of (i) 0.023571428 multiplied by the Series A Issue Price, as it may be adjusted from time to time pursuant to the Partnership Agreement, and (ii) the amount of distributions in cash for such quarter that would have been payable with respect to a Series A Unit if such unit had converted at the beginning of the quarter in respect of which such distributions are being paid into the number of Common Units into which such Series A Preferred Unit is convertible pursuant to section 5.12(b)(viii) of the Partnership Agreement.
The record date for the determination of holders entitled to receive Series A Quarterly Distributions will be the same as the record date for determination of Common Unit holders entitled to receive quarterly distributions.

If we fail to pay in full any Series A Quarterly Distribution, the amount of such unpaid distribution will accrue, accumulate and bear interest at a rate of 6.0% per annum from the first day of the quarter immediately following the quarter for which such distribution is due until paid in full.

The Series A Preferred Units have voting rights that are identical to the voting rights of the Common Units and will vote with the Common Units as a single class, with each Series A Preferred Unit entitled to one vote for each Common Unit into which such Series A Preferred Unit is convertible. The Series A Preferred Units also have separate class voting rights on any matter, including a merger, consolidation or business combination, that adversely affects, amends or modifies any of the rights, preferences, privileges or terms of the Series A Preferred Units. Moreover, the general partner may not take any of the following actions without the prior written consent of HPIP or any of its affiliates, as long as HPIP or such affiliates together hold at least 50% of the Series A Preferred Units and Subordinated Units held by High Point immediately following the issuance of the Series A Preferred Units on April 15, 2013:

cause or permit us to invest in, or dispose of, the equity securities or debt securities of any person or otherwise acquire or dispose of any interest in any person, to acquire or dispose of interest in any joint venture or partnership or any similar arrangement with any person, or to acquire or dispose of assets of any person, or to make any capital expenditure (other than maintenance capital expenditures), or to make any loan or advance to any person if the total consideration (including cash, equity issued and debt assumed) paid or payable, or received or receivable, by us exceeds $15 million in any one or series of related transactions or in the aggregate exceeds $50 million in any twelve-month period;

cause or permit us to (i) incur, create or guarantee any indebtedness that exceeds (x) $75 million in any one or series of related transactions to the extent the proceeds of such financing are used to refinance our existing indebtedness, or (y) $25 million in any twelve-month period to the extent such indebtedness increases our aggregate indebtedness or (ii) incur, create or guarantee any indebtedness with a yield to maturity exceeding ten percent;

authorize or permit the purchase, redemption or other acquisition of Partnership interests (or any options, rights, warrants or appreciation rights relating to the Partnership interests) by us;

select or dismiss, or enter into any employment agreement or amendment of any employment agreement of, the chief executive officer and the chief financial officer of the Partnership or its subsidiary, American Midstream, LLC;

enter into any agreement or effect any transaction between us or any of our subsidiaries, on the one hand, and any affiliate of the Partnership or the general partner, on the other hand, other than any transaction in the ordinary course of business and determined by the board of directors of the general partner to be on an arm’s length basis; or

cause or permit us or any of our subsidiaries to enter into any agreement or make any commitment to do any of the foregoing.
The Series A Preferred Units are convertible in whole or in part into Common Units at any time. The number of Common Units into which a Series A Preferred Unit is convertible will be an amount equal to (i) the sum of $17.50 and all accrued and accumulated but unpaid distributions, divided by (ii) the Conversion Price (the “Conversion Rate”).
In the event that the Partnership issues, sells or grants any Common Units or convertible securities at an indicative per Common Unit price that is less than $17.50 (subject to customary anti-dilution adjustments), then the Conversion Rate will be adjusted according to a formula to provide for an increase in the number of Common Units into which Series A Preferred Units are convertible.
Prior to the consummation of any recapitalization, reorganization, consolidation, merger, spin-off or other business combination in which the holders of Common Units are to receive securities, cash or other assets (a “Partnership Event”), we are obligated to make an irrevocable written offer, subject to consummation of the Partnership Event, to each holder of Series A Preferred Units to redeem all (but not less than all) of such holder’s Series A Preferred Units for a price per Series A Preferred Unit payable in cash equal to the greater of:

the sum of $17.50 and all accrued and accumulated but unpaid distributions for each Series A Preferred Unit; and

an amount equal to the product of:

(i)	the number of Common Units into which each Series A Preferred Unit is convertible; and

(ii)	the sum of:

(A)	the cash consideration per Common Unit to be paid to the holders of Common Units pursuant to the Partnership Event, plus

(B)	the fair market value per Common Unit of the securities or other assets to be distributed to the holders of the Common Units pursuant to the Partnership Event.
Upon receipt of such a redemption offer from us, each holder of Series A Preferred Units may elect to receive such cash amount or a preferred security issued by the person surviving or resulting from such Partnership Event and containing provisions substantially equivalent to the provisions set forth in the Amended Partnership Agreement with respect to the Series A Preferred Units without material abridgement.
Upon any liquidation and winding up of the Partnership or the sale of substantially all of the assets of the Partnership, the holders of Series A Preferred Units generally will be entitled to receive, in preference to the holders of any of the Partnership’s other securities, an amount equal to the sum of the $17.50 multiplied by the number of Series A Preferred Units owned by such holders, plus all accrued but unpaid distributions on such Series A Preferred Units.

The foregoing description of the Series A-2 Convertible Preferred Unit Purchase Agreement and the Series A Preferred Units set forth herein is summary in nature and is qualified in its entirety by reference to the full text of the Series A-2 Convertible Preferred Unit Purchase Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference and the LP Amendment, which is filed as Exhibit 3.1 hereto and incorporated by reference herein. The Series A-2 Convertible Preferred Unit Purchase Agreement contains customary representations, warranties, covenants and agreements by the Partnership and other parties thereto, indemnification obligations of the Partnership and other parties thereto, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Series A-2 Convertible Preferred Unit Purchase Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 30, 2015 the Partnership entered into LP Amendment to create the Series A-2 Units described in Item 3.02 above. The description of the Series A-2 Preferred Units and the amendment contained in Item 3.02 are incorporated by reference herein.

The description of the LP Amendment contained in this 8-K is not complete and is qualified in its entirety by reference to the full text of the LP Amendment, which is filed as Exhibit 3.1 hereto and incorporated by reference herein.

Item 8.01 Other Information

Exhibit 99.1 hereto replaces in its entirety the sections entitled “Our Cash Distribution Policy” and “The Partnership Agreement” that appear in the Partnership’s Registration Statements on Form S-3 (i) No. 333-201436 as filed with the Securities and Exchange Commission on January 9, 2015, (ii) No. 333-201434 as filed with the Securities and Exchange Commission on January 9, 2015, and (iii) No. 333-19888 as filed with the Securities and Exchange Commission on September 23, 2014.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
3.1	Amendment No 4. to Fourth Amended and Restated Agreement of Limited Partnership of American Midstream Partners, LP dated March 30, 2015
10.1	Series A-2 Convertible Preferred Unit Purchase Agreement dated March 30, 2015
99.1	Cash Distribution Policy and The Partnership Agreement

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN MIDSTREAM PARTNERS, LP

By:	AMERICAN MIDSTREAM GP, LLC its General Partner

By:	/s/ Daniel C. Campbell
Name:	Daniel C. Campbell
Title:	Senior Vice President and Chief Financial Officer
March 31, 2015

EXHIBITS INDEX

Exhibit Number	Description
3.1	Amendment No 4. to Fourth Amended and Restated Agreement of Limited Partnership of American Midstream Partners, LP dated March 30, 2015
10.1	Series A-2 Convertible Preferred Unit Purchase Agreement dated March 30, 2015
99.1	Cash Distribution Policy and The Partnership Agreement